              As filed with the Securities and Exchange Commission
                                 on May 25, 1994

                              Registration No. 33-
                                                                             ---
 -------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549
                                  -------------


                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                 DS Bancor, Inc.
          ------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                                    Delaware
       ------------------------------------------------------------------
         (State or other jurisdiction of incorporation or organization)

                                   06-1162884
                 ----------------------------------------------
                      (I.R.S. employer identification no.)

                      33 Elizabeth Street, Derby, CT  06418
                      -------------------------------------
               (Address of principal executive offices) (Zip code)

                                 DS Bancor, Inc.
                             1994 Stock Option Plan
               --------------------------------------------------
                            (Full title of the plan)

          Harry P. DiAdamo, Jr., President and Chief Executive Officer
                                 DS Bancor, Inc.
                               33 Elizabeth Street
                                Derby, CT  06418
                ------------------------------------------------
                     (Name and address of agent for service)

                                 (203) 736-9921
        -----------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                                    Copy to:

                            George P. Barsness, Esq.
                             Hogan & Hartson L.L.P.
                                 Columbia Square
                           555 Thirteenth Street, N.W.
                             Washington, D.C.  20004
                                (202) 637-5600

                                       CALCULATION OF REGISTRATION FEE
- ------------------------------------------------------------------------------------------------------------------
Title of securities        Amount to be       Proposed maximum           Proposed maximum             Amount of
 to be registered           registered    offering price per share  aggregate offering price      registration fee
- ------------------------------------------------------------------------------------------------------------------
Common Stock,
par value $1.00 per share   260,000 (1)         $31 3/4 (1)              $8,255,000 (1)              $2,846.55 (1)
- ------------------------------------------------------------------------------------------------------------------

     (1)  Estimated pursuant to Rule 457(h) under the Securities Act of 1933 as of May 20, 1994 solely for the purpose of calculating the registration fee.

                                      Exhibit Index is on page 8

                                     PART I


INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

      The documents containing the information specified in Part I will be sent
or given to employees as specified by Rule 428(b)(1).   In accordance with the
instructions to Part I of Form S-8, such documents will not be filed with the Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424.


                                      PART II

                INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

      DS Bancor, Inc. (the "Registrant") hereby incorporates by reference into this registration statement the following documents:

     (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1993;

     (b) All reports filed with the Securities and Exchange Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since December 31, 1993;

     (c) The description of the Registrant's common stock contained in Post-Effective Amendment No. 1 to the Registrant's Registration Statement on Form S-4 filed with the Securities and Exchange Commission on October 27, 1987; and

     (d) All documents filed by the Registrant subsequent to the date hereof pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold.

ITEM 4.  DESCRIPTION OF SECURITIES.

      A description of the Registrant's common stock, par value $1.00 per share, is incorporated by reference under Item 3.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

      Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      (a) Article IX of the Registrant's Bylaws, entitled "Indemnification", is set forth as EXHIBIT 28.1 to the Registrant's Form S-8 Registration Statement filed with the Securities and Exchange Commission on November 3, 1993 and is incorporated herein by reference.

      (b) Section 145 of the General Corporation Law of the State of Delaware, entitled "Indemnification of officers, directors, employees and agents; insurance", is set forth as EXHIBIT 28.2 to the Registrant's Form S-8 Registration Statement filed with the Securities and Exchange Commission on November 3, 1993 and is incorporated herein by reference.

      (c) The Registrant has in effect a policy of liability insurance covering its directors and officers.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of the expenses incurred or paid by a director, officer or controlling person of the Registrant of the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

      Not applicable.

ITEM 8.  EXHIBITS.

Exhibit
Number              Description
- ------              -----------

   4           DS Bancor, Inc. 1994 Stock Option Plan

   5           Opinion of Hogan & Hartson L.L.P.

  23.1         Consent of Friedberg, Smith & Co., P.C.

  23.2         Consent of Hogan & Hartson L.L.P.
               (See Exhibit 5)

ITEM 9.  UNDERTAKINGS.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events
                    arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii)   To include any material information with respect to
                    the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
          Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (c) The undertaking concerning indemnification is set forth under the response to Item 6.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Derby, State of Connecticut, on this 23rd day of May, 1994.

                                   DS BANCOR, INC.


                                   By:  /s/ Harry P. DiAdamo
                                        --------------------
                                     Harry P. DiAdamo, Jr.
                                     President, Chief
                                     Executive Officer and Director


          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


  SIGNATURE                 TITLE                 DATE
  ---------                 -----                 ----


/s/ Harry P. DiAdamo, Jr.     President, Chief                   May 23, 1994
- -------------------------     Executive Officer and Director
Harry P. DiAdamo, Jr.         (Principal Executive Officer)



/s/Alfred T. Santoro          Vice President, Treasurer          May 23, 1994
- --------------------           and Chief Financial Officer
Alfred T. Santoro             (Principal Financial Officer
                                and Principal Accounting
                                 Officer)



/s/Michael F. Daddona, Jr.    Chairman of the Board              May 23, 1994
- --------------------------
Michael F. Daddona, Jr.


/s/Achille A. Apicella        Director                           May 23, 1994
- ----------------------
Achille A. Apicella

/s/Walter R. Archer, Jr.      Director                           May 23, 1994
- ------------------------
Walter R. Archer, Jr.


/s/John J. Brennan            Director                           May 23, 1994
- ------------------
John J. Brennan


/s/John F. Costigan           Executive Vice President,          May 23, 1994
- -------------------           Secretary and Director
John F. Costigan


/s/Angilo E. Dirienzo         Director                           May 23, 1994
- ---------------------
Angilo E. Dirienzo


/s/Laura J. Donahue           Director                           May 23, 1994
- -------------------
Laura J. Donahue


/s/Christopher H.B. Mills     Director                           May 23, 1994
- -------------------------
Christopher H.B. Mills


/s/John M. Rak                Director                           May 23, 1994
- --------------
John M. Rak


/s/John P. Sponheimer         Director                           May 23, 1994
- ---------------------
John P. Sponheimer

INDEX


Exhibit
Number              Description                        Page
- ------              -----------                        ----


  4            DS Bancor, Inc.                           9
               1994 Stock Option Plan

  5            Opinion of Hogan & Hartson L.L.P.        19

  23.1         Consent of Friedberg, Smith & Co., P.C.  21

  23.2         Consent of Hogan & Hartson L.L.P.        --
               (See Exhibit 5)

                                                                       EXHIBIT 4


                                 DS BANCOR, INC.
                             1994 STOCK OPTION PLAN


          DS Bancor, Inc. (the "Company") sets forth herein the terms of this 1994 Stock Option Plan (the "Plan") as follows:


          1.   PURPOSE

          The Plan is intended to advance the interests of the Company by providing eligible individuals (as designated pursuant to Section 4 below) with an opportunity to acquire or increase a proprietary interest in the Company, which thereby will create a stronger incentive to expend maximum effort for the growth and success of the Company and its subsidiaries, and will encourage such eligible individuals to remain in the employ or service of the Company or that of one or more of its subsidiaries. Each stock option granted under the Plan (an "Option") is intended to be an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, or the corresponding provision of any subsequently-enacted tax statute, as amended from time to time (the "Code") ("Incentive Stock Option"), except (i) to the extent that any such Option would exceed the limitations set forth in Section 7 below; (ii) for Options specifically designated at the time of grant as not being "incentive stock options"; and (iii) for Options granted to members of the Board of Directors of the Company who are not officers or other employees of the Company or any "subsidiary corporation" (a "Subsidiary") thereof within the meaning of
Section 424(f) of the Code ("Non-Employee Directors") or to directors of any Subsidiary who are not Non-Employee Directors and who are not officers or other salaried employees of the Company or any Subsidiary (a "Subsidiary Director").

          2.   ADMINISTRATION

               (a) BOARD. The Plan shall be administered by the Board of Directors of the Company (the "Board"), which shall have the full power and authority to take all actions, and to make all determinations required or provided for under the Plan or any Option granted or Option Agreement (as defined in Section 8 below) entered into hereunder and all such other actions and determinations not inconsistent with the specific terms and provisions of the Plan deemed by the Board to be necessary or appropriate to the administration of the Plan or any Option granted or Option Agreement entered into hereunder. All such actions and determinations shall be by the affirmative vote of a majority of the members of the Board present at a meeting at which any issue relating to the Plan is properly raised for consideration or without a meeting by written consent of the Board executed in accordance with the Company's Certificate of Incorporation and By-Laws, and with applicable law.
The interpretation and construction by the Board of any provision of the Plan or of any Option granted or Option Agreement entered into hereunder shall be final and conclusive.

               (b) COMMITTEE. The Board may from time to time appoint a Stock Option Committee (the "Committee") consisting of not less than two members of the Board, none of whom shall be an officer or other salaried employee of the Company or any of its subsidiaries, and each of whom shall qualify in all respects as a "disinterested person" as defined in Rule l6b-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Board, in its sole discretion, may provide that the role of the Committee shall be limited to making recommendations to the Board concerning any determinations to be made and actions to be taken by the Board pursuant to or with respect to the Plan, or the Board may delegate to the Committee such powers and authorities related to the administration of the Plan, as set forth in Section 2(a) above, as the Board shall determine, consistent with the Certificate of Incorporation and By-Laws of the Company and applicable law. The Board may remove members, add members, and fill vacancies on the Committee from time to time, all in accordance with the Company's Certificate of Incorporation and By-Laws, and with applicable law. The majority vote of the Committee, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee.

               (c) NO LIABILITY. No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted or Option Agreement entered into hereunder.

               (d) DELEGATION TO THE COMMITTEE. In the event that the Plan or any Option granted or Option Agreement entered into hereunder provides for any action to be taken by or determination to be made by the Board, such action may be taken by or such determination may be made by the Committee if the power and authority to do so has been delegated to the Committee by the Board as provided for in Section 2(b) above. Unless otherwise expressly determined by the Board, any such action or determination by the Committee shall be final and conclusive.

               (e) ACTION BY THE BOARD. The Board may act under the Plan with respect to any Option granted to or Option Agreement entered into with an officer, director or shareholder of the Company who is subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") other than by, or in accordance with the recommendations of, the Committee, constituted as set forth in Section 2(b) above, only if all of the members of the Board are "disinterested persons" as defined in Rule 16b-3 of the Securities and Exchange Commission under the Exchange Act.

          3.   STOCK

               The stock that may be issued pursuant to Options granted under the Plan shall be shares of Common Stock, par value $1.00 per share, of the Company (the "Stock"), which shares may be treasury shares or authorized but unissued shares. The number of shares of Stock that may be issued pursuant to Options granted under the Plan shall not exceed in the aggregate 260,000 shares, of which up to 60,000 shares may be issued pursuant to options granted to Non-Employee Directors and up to 200,000 shares may be issued pursuant to options granted to other eligible individuals. The foregoing numbers of shares are subject to adjustment as provided in Section 17 below. If any Option expires, terminates, or is terminated or canceled for any reason prior to exercise in full, the shares of Stock that were subject to the unexercised portion of such Option shall be available for future Options granted under the Plan and such number of shares shall be restored to the number of shares available for issuance under Options granted to Non-Employee Directors or to other eligible individuals, whichever is applicable.

          4.   ELIGIBILITY

               (a) EMPLOYEES AND SUBSIDIARY DIRECTORS. Options may be granted under the Plan to any employee of the Company or any Subsidiary (including any such employee who is an officer or director of the Company or any Subsidiary) or to any Subsidiary Director as the Board shall determine and designate from time to time prior to expiration or termination of the Plan. The maximum number of shares of Stock subject to Options that may be granted under the Plan to any executive officer or other employee of the Company or any Subsidiary is 75,000 shares (subject to adjustment as provided in Section 17 hereof).

               (b) NON-EMPLOYEE DIRECTORS. On the effective date of the Plan as described in Section 5(a) hereof, each member then serving on the Board of Directors of the Company who is a Non-Employee Director shall be granted an Option to purchase 1,500 shares. Thereafter, subject to the availability of shares, on the date of the first meeting of the Board next following the 1994 annual meeting of shareholders of the Company and following each annual meeting of shareholders of the Company thereafter, an Option to purchase 1,000 shares of Stock shall be granted to each person who is then serving as a Non-Employee Director. If the number of shares remaining available for grant is insufficient to make any such annual option grants, the annual option grants for that year shall be correspondingly reduced on a pro rata basis. Each Option granted to a Non-Employee Director shall be granted at an Option Price equal to the greater of par value or 100 percent of the fair market value of a share of Stock on the date of grant (determined under Section 9 below) and upon the other terms and conditions specified in the Plan. The foregoing numbers of shares are subject to adjustment as provided in Section 17 below. Except as provided in this Section 4(b), no Non-Employee Director shall be eligible to be granted Options under this Plan.

               (c) MULTIPLE GRANTS. An individual may hold more than one Option, subject to such restrictions as are provided herein.

          5.   EFFECTIVE DATE AND TERM OF THE PLAN

               (a) EFFECTIVE DATE. The Plan shall be effective as of the date of adoption by the Board, which date is set forth below, subject to approval of the Plan within one year of such effective date by a majority of the votes present and entitled to vote at a duly held meeting of the shareholders of the Company at which a quorum representing a majority of all outstanding voting stock is present, either in person or by proxy; PROVIDED, HOWEVER, that upon approval of the Plan by the shareholders of the Company as set forth above, all Options granted under the Plan on or after the effective date shall be fully effective as if the shareholders of the Company had approved the Plan on the effective date. If the shareholders fail to approve the Plan within one year of such effective date, any options granted hereunder shall be null and void and of no effect.

               (b) TERM. The Plan shall terminate on the date ten years from the effective date.

          6.   GRANT OF OPTIONS

          Subject to the terms and conditions of the Plan, the Board may, at any time and from time to time, prior to the date of termination of the Plan, grant to such eligible individuals as the Board may determine ("Optionees"), Options to purchase such number of shares of the Stock on such terms and conditions as the Board may determine, including any terms or conditions which may be necessary to qualify such Options as "incentive stock options" under Section 422 of the Code. The date on which the Board approves the grant of an Option (or such later date as is specified by the Board) shall be considered the date on which such Option is granted.

          7.   LIMITATION ON INCENTIVE STOCK OPTIONS

          An Option (other than an Option described in exception (ii) or (iii) of Section 1) shall constitute an Incentive Stock Option to the extent that the aggregate fair market value (determined at the time the option is granted) of the stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year (under the Plan and all other plans of the Optionee's employer corporation and its parent and subsidiary corporations within the meaning of Section 422(d) of the Code) does not exceed $100,000. This limitation shall be applied by taking Options into account in the order in which they were granted.

          8.   OPTION AGREEMENTS

          All Options granted pursuant to the Plan shall be evidenced by written agreements ("Option Agreements"), to be executed by the Company and by the Optionee, in such form or forms as the Board shall from time to time determine. Option Agreements covering Options granted from time to time or at the same time need not contain similar provisions; PROVIDED, HOWEVER, that all such Option Agreements shall comply with all terms of the Plan.

          9.   OPTION PRICE

          The purchase price of each share of the Stock subject to an Option (the "Option Price") shall be fixed by the Board and stated in each Option Agreement, and shall be not less than the greater of par value or 100 percent of the fair market value of a share of the Stock on the date the Option is granted (as determined in good faith by the Board); PROVIDED, HOWEVER, that in the event the Optionee would otherwise be ineligible to receive an Incentive Stock Option by reason of the provisions of Sections 422(b)(6) and 424(d) of the Code (relating to stock ownership of more than ten percent), the Option Price of an Option that is intended to be an Incentive Stock Option shall be not less than the greater of par value or 110 percent of the fair market value of a share of Stock at the time such Option is granted. In the event that the Stock is listed on an established national or regional stock exchange, is admitted to quotation on the National Association of Securities Dealers Automated Quotation System, or is publicly traded on an established securities market, in determining the fair market value of the Stock, the Board shall use the closing price of the Stock on such exchange or System or in such market (the highest such closing price if there is more that one such exchange or market) on the trading date immediately before the Option is granted (or, if there is no such closing price, then the Board shall use the mean between the high and low prices on such date), or, if no sale of the Stock had been made on such day, on the next preceding day on which any such sale shall have been made.

          10.  TERM AND EXERCISE OF OPTIONS

               (a) TERM. Each Option granted under the Plan shall terminate and all rights to purchase shares thereunder shall cease upon the expiration of ten years from the date such Option is granted, or, with respect to Options granted to persons other than Non-Employee Directors, on such date prior thereto as may be fixed by the Board and stated in the Option Agreement relating to such Option; PROVIDED, HOWEVER, that in the event the Optionee would otherwise be ineligible to receive an Incentive Stock Option by reason of the provisions of Sections 422(b)(6) and 424(d) of the Code (relating to stock ownership of more than ten percent), an Option granted to such Optionee that is intended to be an Incentive Stock Option shall in no event be exercisable after the expiration of five years from the date it is granted.

               (b) OPTION PERIOD AND LIMITATIONS ON EXERCISE. Each Option granted to persons other than Non-Employee Directors under the Plan shall be exercisable, in whole or in part, at any time and from time to time, over a period commencing on or after the date of grant and ending upon the expiration or termination of the Option, as the Board shall determine and set forth in the Option Agreement relating to such Option. Without limiting the foregoing, the Board, subject to the terms and conditions of the Plan, may in its sole discretion provide that an Option may not be exercised in whole or in part for any period or periods of time during which such Option is outstanding; PROVIDED, HOWEVER, that any such limitation on the exercise of an Option contained in any Option Agreement may be rescinded, modified or waived by the Board, in its sole discretion, at any time and from time to time after the date of grant of such Option, so as to accelerate the time at which the Option may be exercised. Each Option granted to Non-Employee Directors shall be exercisable, in whole or in part, at any time and from time to time, over a period commencing on the date of grant and ending upon the expiration of the Option. Notwithstanding any other provision of the Plan, no Option granted to an Optionee under the Plan shall be exercisable in whole or in part prior to the date the Plan is approved by the shareholders of the Company as provided in Section 5 above.

               (c) METHOD OF EXERCISE. An Option that is exercisable hereunder may be exercised by delivery to the Company on any business day, at its principal office, addressed to the attention of the corporate secretary of the Company, of written notice of exercise, which notice shall specify the number of shares with respect to which the Option is being exercised. The minimum number of shares of Stock with respect to which an Option may be exercised, in whole or in part, at any time shall be the lesser of 100 shares or the maximum number of shares available for purchase under the Option at the time of exercise. Except as provided in the next following sentence, payment in full of the Option Price of the shares for which the Option is being exercised shall accompany the written notice of exercise of the Option and shall be made either (i) in cash or in cash equivalents; (ii) through the tender to the Company of shares of Stock, which shares shall be valued, for purposes of determining the extent to which the Option Price has been paid thereby, at their fair market value (determined in the manner described in Section 9 above) on the date of exercise; or (iii) by a combination of the methods described in (i) and (ii); PROVIDED, HOWEVER, that the Board may in its discretion impose and set forth in the Option Agreement pertaining to an Option granted to persons other than Non-Employee Directors such limitations or prohibitions on the use of shares of Stock to exercise Options as it deems appropriate. Unless the Board shall provide otherwise in the case of an Option Agreement relating to an Option granted to someone other than a Non-Employee Director, payment in full of the Option Price need not accompany the written notice of exercise provided the notice of exercise directs that the Stock certificate or certificates for the shares for which the Option is exercised be delivered to a licensed broker acceptable to the Company as the agent for the individual exercising the Option and, at the time such Stock certificate or certificates are delivered, the broker tenders to the Company cash (or cash equivalents acceptable to the Company) equal to the Option Price for the shares of Stock purchased pursuant to the exercise of the Option plus the amount (if any) of federal and other taxes which the Company may, in its judgment, be required to withhold with respect to the exercise of the Option. An attempt to exercise any Option granted hereunder other than as set forth above shall be invalid and of no force and effect. Promptly after the exercise of an Option and the payment in full of the Option Price of the shares of Stock covered thereby, the individual exercising the Option shall be entitled to the issuance of a Stock certificate or certificates evidencing his ownership of such shares. A separate Stock certificate or certificates shall be issued for any shares purchased pursuant to the exercise of an Option which is an Incentive Stock Option, which certificate or certificates shall not include any shares which were purchased pursuant to the exercise of an Option which is not an Incentive Stock Option. An individual holding or exercising an Option shall have none of the rights of a shareholder until the shares of Stock covered thereby are fully paid and issued to him and, except as provided in Section 18 below, no adjustment shall be made for dividends or other rights for which the record date is prior to the date of such issuance.

               (d) RESTRICTIONS ON TRANSFER OF STOCK. If an Option is exercised prior to the date that is six months from the later of (i) the date of grant of the Option or (ii) the date of shareholder approval of the Plan and the individual exercising the Option is a reporting person under Section 16(a) of the Exchange Act, then such certificate or certificates shall bear a legend restricting the transfer of the Stock covered thereby until the expiration of six months from the later of the date specified in clause (i) above or the date specified in clause (ii) above.

          11.  TRANSFERABILITY OF OPTIONS

          During the lifetime of an Optionee to whom an Option is granted, only such Optionee (or, in the event of legal incapacity or incompetence, the Optionee's guardian or legal representative) may exercise the Option. No Option shall be assignable or transferable by the Optionee to whom it is granted, other than by will or the laws of descent and distribution.

          12.  TERMINATION OF SERVICE OR EMPLOYMENT

               (a) EMPLOYEES AND SUBSIDIARY DIRECTORS. Upon the termination of the employment or service of an Optionee (other than a Non-Employee Director) with the Company or a Subsidiary, other than by reason of the death or "permanent and total disability" (within the meaning of Section 22(e)(3) of the Code) of such Optionee, any Option granted to an Optionee pursuant to the Plan shall terminate three months after the date of such termination of employment, unless earlier terminated pursuant to Section 10(a) above, and such Optionee shall have no further right to purchase shares of Stock pursuant to such Option; PROVIDED, HOWEVER, that the Board may provide, by inclusion of appropriate language in any Option Agreement, that the Optionee may (subject to the general limitations on exercise set forth in Section 10(b) above), in the event of termination of service or employment of the Optionee with the Company or a Subsidiary, exercise an Option, in whole or in part, at any time subsequent to such termination of service or employment and prior to termination of the Option pursuant to Section 10(a) above, either subject to or without regard to any installment limitation on exercise imposed pursuant to Section 10(b) above. Whether a leave of absence or leave on military or government service shall constitute a termination of service or employment for purposes of the Plan shall be determined by the Board, which determination shall be final and conclusive. For purposes of the Plan, a termination of employment with the Company or a Subsidiary shall not be deemed to occur if the Optionee is immediately thereafter employed with or in the service of the Company or any Subsidiary.

               (b) NON-EMPLOYEE DIRECTORS. Except as provided in Section 13, and subject to Section 17(c) below, any Option granted to a Non-Employee Director shall terminate upon the expiration of three months after the termination of the Non-Employee Director's service with the Company or any Subsidiary other than because of death or "permanent and total disability" as defined above, or, if earlier, upon the expiration of ten years after grant of the Option.

 13.      RIGHTS IN THE EVENT OF DEATH OR DISABILITY

               (a) DEATH. If an Optionee dies while in the employ or service of the Company or a Subsidiary or within the period following the termination of employment or service during which the Option is exercisable under Section 12 above or Section 13(b) below, the executors or administrators or legatees or distributees of such Optionee's estate shall have the right (subject to the general limitations on exercise set forth in Section 10(b) above), at any time within one year after the date of such Optionee's death and prior to termination of the Option pursuant to Section 10(a) above, to exercise any Option held by such Optionee at the date of such Optionee's death, whether or not such Option was exercisable immediately prior to such Optionee's death; PROVIDED, HOWEVER, that with respect to an Option granted other than to a Non-Employee Director, the Board may provide by inclusion of appropriate language in the Option Agreement that, in the event of the death of the Optionee, the executors or administrators or legatees or distributees of such Optionee's estate may exercise an Option (subject to the general limitations on exercise set forth in Section 10(b) above), in whole or in part, at any time subsequent to such Optionee's death and prior to termination of the Option pursuant to
Section 10(a) above, either subject to or without regard to any installment limitation on exercise imposed pursuant to Section 10(b) above.

               (b) DISABILITY. If an Optionee terminates employment or service with the Company or a Subsidiary by reason of the "permanent and total disability" (within the meaning of Section 22(e)(3) of the Code) of such Optionee, then such Optionee shall have the right (subject to the general limitations on exercise set forth in Section 10(b) above), at any time within one year after such termination of service or employment and prior to termination of the Option pursuant to Section 10(a) above, to exercise, in whole or in part, any Option held by such Optionee at the date of such termination of service or employment, whether or not such Option was exercisable immediately prior to such termination of service or employment; PROVIDED, HOWEVER, that with respect to an Option granted other than to a Non-Employee Director, the Board may provide, by inclusion of appropriate language in the Option Agreement, that the Optionee may (subject to the general limitations on exercise set forth in Section 10(b) above), in the event of the termination of service or employment of the Optionee with the Company or a Subsidiary by reason of the "permanent and total disability" (within the meaning of Section 22(e)(3) of the Code) of such Optionee, exercise an Option in whole or in part, at any time subsequent to such termination of service or employment and prior to termination of the Option pursuant to Section 10(a) above, either subject to or without regard to any installment limitation on exercise imposed pursuant to
Section 10(b) above. Whether a termination of service or employment is to be considered by reason of "permanent and total disability" for purposes of this Plan shall be determined by the Board, which determination shall be final and conclusive.

          14.  USE OF PROCEEDS

          The proceeds received by the Company from the sale of Stock pursuant to Options granted under the Plan shall constitute general funds of the Company.

          15.  REQUIREMENTS OF LAW

               (a) VIOLATIONS OF LAW. The Company shall not be required to sell or issue any shares of Stock under any Option if the sale or issuance of such shares would constitute a violation by the individual exercising the Option or the Company of any provisions of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. Specifically in connection with the Securities Act of 1933 (as now in effect or as hereafter amended), upon exercise of any Option, unless a registration statement under such Act is in effect with respect to the shares of Stock covered by such Option, the Company shall not be required to sell or issue such shares unless the Board has received evidence satisfactory to it that the holder of such Option may acquire such shares pursuant to an exemption from registration under such Act. Any determination in this connection by the Board shall be final, binding, and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act of 1933 (as now in effect or as hereafter amended). The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance of shares pursuant thereto to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option shall not be exercisable unless and until the shares of Stock covered by such Option are registered or are subject to an available exemption from registration, the exercise of such Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

               (b) COMPLIANCE WITH RULE 16b-3. The intent of this Plan is to qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent any provision of the Plan does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Board and shall not affect the validity of the Plan. In the event Rule 16b-3 is revised or replaced, the Board, or the Committee acting on behalf of the Board, may exercise discretion to modify this Plan in any respect necessary to satisfy the requirements of the revised exemption or its replacement.

          16.  AMENDMENT AND TERMINATION OF THE PLAN

          The Board may, at any time and from time to time, amend, suspend or terminate the Plan as to any shares of Stock as to which Options have not been granted; PROVIDED, HOWEVER, that no amendment by the Board shall, without approval by a majority of the votes present and entitled to vote at a duly held meeting of the shareholders of the Company at which a quorum representing a majority of all outstanding voting stock is, either in person or by proxy, present and voting on the amendment, or by written consent in accordance with applicable state law and the Certificate of Incorporation and By-Laws of the Company, materially increase the benefits accruing to participants under the Plan, change the requirements as to eligibility to receive Options or increase the maximum number of shares of Stock in the aggregate that may be sold pursuant to Options granted under the Plan (except as permitted under Section 17 hereof). Except as permitted under Section 17 hereof, no amendment, suspension or termination of the Plan shall, without the consent of the holder of the Option, alter or impair rights or obligations under any Option theretofore granted under the Plan.

          17.  EFFECT OF CHANGES IN CAPITALIZATION

               (a) CHANGES IN STOCK. If the outstanding shares of Stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company, occurring after the effective date of the Plan, the number and kinds of shares for the purchase of which Options may be granted under the Plan shall be adjusted proportionately and accordingly by the Company. In addition, the number and kind of shares for which Options are outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of the holder of the Option immediately following such event shall, to the extent practicable, be the same as immediately prior to such event. Any such adjustment in outstanding Options shall not change the aggregate Option Price payable with respect to shares subject to the unexercised portion of the Option outstanding but shall include a corresponding proportionate adjustment in the Option Price per share.

               (b) REORGANIZATION IN WHICH THE COMPANY IS THE SURVIVING CORPORATION. Subject to Subsection (c) hereof, if the Company shall be the surviving corporation in any reorganization, merger, or consolidation of the Company with one or more other corporations, any Option theretofore granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to such Option would have been entitled immediately following such reorganization, merger, or consolidation, with a corresponding proportionate adjustment of the Option Price per share so that the aggregate Option Price thereafter shall be the same as the aggregate Option Price of the shares remaining subject to the Option immediately prior to such reorganization, merger, or consolidation.

               (c) REORGANIZATION IN WHICH THE COMPANY IS NOT THE SURVIVING CORPORATION OR SALE OF ASSETS OR STOCK. Upon the dissolution or liquidation of the Company, or upon a merger, consolidation, reorganization or other business combination of the Company with one or more other entities in which the Company is not the surviving entity, or upon a sale of all or substantially all of the assets of the Company to another entity, or upon any transaction (including, without limitation, a merger or reorganization in which the Company is the surviving corporation) approved by the Board which results in any person or entity (or persons or entities acting as a group or otherwise in concert) owning 80 percent or more of the combined voting power of all classes of stock of the Company, the Plan and all Options outstanding hereunder shall terminate, except to the extent provision is made in writing in connection with such transaction for the continuation of the Plan and/or the assumption of the Options theretofore granted, or for the substitution for such Options of new options covering the stock of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares and exercise prices, in which event the Plan and Options theretofore granted shall continue in the manner and under the terms so provided. In the event of any such termination of the Plan, each individual holding an Option shall have the right (subject to the general limitations on exercise set forth in Section 10(b) above and except as otherwise specifically provided in the Option Agreement relating to such Option), immediately prior to the occurrence of such termination and during such period occurring prior to such termination as the Board in its sole discretion shall determine and designate, to exercise such Option in whole or in part, whether or not such Option was otherwise exercisable at the time such termination occurs and without regard to any installment limitation on exercise imposed pursuant to Section 10(b) above. The Board shall send written notice of an event that will result in such a termination to all individuals who hold Options not later than the time at which the Company gives notice thereof to its shareholders.

               (d) ADJUSTMENTS. Adjustments under this Section 17 related to stock or securities of the Company shall be made by the Board, whose determination in that respect shall be final, binding, and conclusive. No fractional shares of Stock or units of other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share or unit.

               (e) NO LIMITATIONS ON COMPANY. The grant of an Option pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

          18.  DISCLAIMER OF RIGHTS

          No provision in the Plan or in any Option granted or Option Agreement entered into pursuant to the Plan shall be construed to confer upon any individual the right to remain in the employ or service of the Company or any Subsidiary, or to interfere in any way with the right and authority of the Company or any Subsidiary either to increase or decrease the compensation of any individual at any time, or to terminate any employment or other relationship between any individual and the Company or any Subsidiary.

          19.  NONEXCLUSIVITY OF THE PLAN

          Neither the adoption of the Plan nor the submission of the Plan to the shareholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or individuals) as the Board in its discretion determines desirable, including, without limitation, the granting of stock options or stock appreciation rights otherwise than under the Plan.


                                   *    *    *

          This Plan was duly adopted and approved by the Board of Directors of the Company by resolution at a meeting held on the 28th day of February, 1994.


                                   /s/ John F. Costigan
                                   --------------------
                                   Secretary of the Company


          This Plan was duly approved by the shareholders of the Company at a meeting of the shareholders held on the 27th of April 1994.


                                   /s/ John F. Costigan
                                   --------------------
                                   Secretary of the Company